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LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) is made as of September 10th, 2018 (the “Effective Date”), by and between NovoCure Limited, a corporation organized and existing under the laws of Jersey (“NVCR”), having a registered address at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey JE2 4UF, and Zai Lab (Shanghai) Co., Ltd., a limited company organized under the laws of P.R. of China (“Zai”), having a place of business at 4560 Jinke Rd, Bldg. 1, 4/F, Pudong, Shanghai, China, 201210. NVCR and Zai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, NVCR is an oncology company that has developed proprietary TT Fields delivery systems (including a device known as Optune) for the treatment of cancer and controls certain patents and know-how relating to its TT Fields therapy and delivery system, and NVCR is seeking a partner for development and commercialization of the Licensed Product in the Territory;

Whereas, Zai is a company engaged in the research, development and commercialization of pharmaceutical and medical device products in the greater China region; and

Whereas, Zai wishes to obtain from NVCR an exclusive license to develop and commercialize the Licensed Product in the Territory, and NVCR is willing to grant such a license to Zai, all in accordance with the terms and subject to the conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

Article 1

DEFINITIONS

The terms of this Agreement with the initial letters capitalized, whether used in the singular or plural, shall have the meanings set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1“Active Product” means a medical device or system.

1.2“Affiliate” means, with respect to an Entity, any Entity that controls, is controlled by, or is under common control with such Entity, for so long as such control exists. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either

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directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of an Entity, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Entity, by contract or otherwise.

1.3“Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.4“AQSIQ” means the General Administration of Quality Supervision, Inspection, and Quarantine (AQSIQ) of China.

1.5“Bridging Study” means an additional Clinical Trial consisting of up to fifty (50) patients from the Territory that allows extrapolation of a foreign pivotal data package to support Regulatory Approval of such Licensed Product in the Territory.

1.6“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in New York, United States, or Shanghai, China are required by Applicable Laws to remain closed.

1.7“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8“Calendar Year” means each 12-month period commencing on January 1.

1.9“CMDE” means Center for Medical Device Evaluation of China and any successor agency(ies) or authority thereto having substantially the same function.

1.10 “cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization's Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.11“Clinical Trial” means any human clinical trial of a Licensed Product in the Field.

1.12“Change of Control” means, with respect to a Party:

(a)the acquisition by any individual, Entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who or which constitute(s) a Third Party of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of such Party

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entitled to vote generally in the election of directors of such Party (the “Outstanding Voting Securities”);

(b)the consummation of any acquisition, merger or consolidation of such Party by any Third Party (a “Business Combination Transaction”), unless immediately following such Business Combination Transaction, the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation or other Entity resulting from such Business Combination Transaction (including a corporation or other Entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); or

(c)such Party or any of its Affiliates sells or transfers to any Third Party in one or more related transactions properties or assets representing all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates.

1.13“Commercialization” or “Commercialize” means all activities directed to marketing, promoting, advertising, exhibiting, distributing, detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a Licensed Product in the Field in the Territory (including importing and exporting activities within the Territory in connection therewith); provided, however, that Commercialization shall exclude manufacturing activities (including manufacturing activities related to Commercialization).

1.14“Commercialization Plan” means, with respect to a Licensed Product, the written strategic and tactical plans, timelines and budget for the Commercialization of such Licensed Product in the Field and in the Territory.

1.15“Commercially Reasonable Efforts” means, the performance of obligations or tasks in a manner consistent with the reasonable practices of companies in the medical devices and biopharmaceutical industries having similar financial resources allocated for the development and commercialization of a product having similar technical and regulatory factors and similar market potential, profit potential and strategic value, and that is at a similar stage in its development or product life cycle as the Licensed Product, taking into account all relevant factors, in each case based on [***]. Commercially Reasonable Efforts requires [***].

1.16“Confidential Information” of a Party means, subject to Section 10.2, all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement or the Confidentiality Agreement, whether made available orally, visually, in writing or in electronic form. All New IP shall be Confidential Information of NVCR.

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1.17“Control” or “Controlled” means the possession by a Party (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (b) with respect to Patents, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patents, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b), without breaching the terms of any agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license or incurring any additional fee or charge.

1.18“Cover” means, with respect to a Patent, a Valid Claim of such Patent would (absent a license thereunder or ownership thereof) be infringed by the manufacture, use, sale or importation of the applicable product. Cognates of the word “Cover” shall have correlative meanings.

1.19“Develop” or “Development” or “Developing” means all development activities for any Licensed Product that are directed to obtaining Regulatory Approval(s) of such Licensed Product and to support appropriate usage for such Licensed Product in the Field, including: all clinical activities, testing and studies of such Licensed Product; safety, tolerability and pharmacological studies conducted in connection with the Clinical Trials of such Licensed Product; distribution of such Licensed Product for use in Clinical Trials (including placebos and comparators); statistical analyses; the preparation, filing and prosecution of any application for Regulatory Approval for such Licensed Product in the Territory, with respect to Development activities conducted under the Territory Development Plan; development activities directed to label expansion (including prescribing information) or obtaining Regulatory Approval for one or more additional Indications following initial Regulatory Approval; development activities conducted after receipt of Regulatory Approval that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Regulatory Approval; and pharmacoeconomic studies relating to the Indication for which the applicable Licensed Product is being developed; in each case above, including investigator- or institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator or institution; and all regulatory activities related to any of the foregoing; provided, however, that Development shall exclude Commercialization and manufacturing activities (including manufacturing activities related to Development).

1.20“Dollar” or “$” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.21“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

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1.22“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.23 “Field” means all human therapeutic (including the treatment of side effects) and preventative uses in the field of oncology.

1.24“First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction, the first sale of such Licensed Product to a Third Party for distribution, use or consumption in such country or jurisdiction after Regulatory Approvals, as applicable, have been obtained for such Licensed Product in such country or jurisdiction.

1.25“Fully Burdened Manufacturing Cost” means, with respect to any Licensed Product supplied by or on behalf of NVCR to Zai hereunder if such Licensed Product (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer [***].

1.26“GAAP” means United States generally accepted accounting principles, consistently applied.

1.27“GBM” means glioblastoma.

1.28“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory and (b) the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.29“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time.

1.30“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.31“Indication” means a separate and distinct tumor type that a Licensed Product is intended to treat, prevent, cure, or ameliorate, or that is the subject of a Clinical Trial and where it is intended that the data and results of such Clinical Trial (if successful) shall be used to support a Regulatory Submission and approval that is intended to result in distinct

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labeling within the indications section of the label relevant to usage in such tumor type that is separate and distinct from another tumor type.

1.32“Invention” means any information, discovery, improvement, modification, process, method, design, protocol, formula, data, invention, algorithm, forecast, profile, strategy, plan, result, know-how and trade secret, patentable or otherwise, that is discovered, generated, conceived or reduced to practice by or on behalf of either Party (including by its Affiliates, employees, agents or contractors), whether solely or jointly, in the course of the performance of this Agreement, including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.33“Know-How” means any non-public information, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, SOPs, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patents and physical substances.

1.34“Licensed Product” means any TT Fields treatment and TT Fields delivery system developed by NVCR and/or its Affiliates, including the device branded as Optune® in the United States (whether alone as the sole Active Product or as a combination with other Active Product(s)).

1.35“Minimal Reimbursement Price” means a minimal monthly reimbursement price per Licensed Product equal to the greater of [***].

1.36“Net Sales” means with respect to a Licensed Product, the gross amount billed or invoiced by or for the benefit of Zai and its Affiliates, licensees and sublicensees (each of the foregoing, a “Seller”) to Third Parties (“Buyers”) in bona fide arm’s length transactions with respect to such Licensed Product, less the following deductions, in each case to the extent actually allowed, paid, accrued or specifically allocated with respect to such Licensed Product, and not otherwise recovered by or reimbursed to Seller:

(a)transportation charges and other charges directly related thereto, such as insurance, in each case, to the extent actually incurred and not charged to or reimbursed by the customer;

(b)sales, excise taxes or VAT paid by the Seller imposed specifically upon the sale of such Licensed Product and actually paid by Zai to the relevant tax authority for the sale of the Licensed Product, but not including any tax assessed against the income derived from such sale;

(c)discounts and chargebacks actually granted, allowed or incurred, and deducted, solely in connection with the sale of such Licensed Product that are not otherwise attributable to other products of Zai and its Affiliates, provided however, that where any such discount is based on sales of a bundled set of products in which is included, the discount may

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be deducted under this Section 1.35(c) only to the extent allocated to such Licensed Product on a pro rata basis;

(d)allowances or credits to such Buyer actually given and not in excess of the selling price of such Licensed Product on account of rejection, outdating, recalls or return of such Licensed Product;

(e)amounts written off by reason of uncollectible debt if and when actually written off or allowed, after commercially reasonable debt collection efforts have been exhausted, provided that [***]; and

(f)rebates or reimbursements to wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations, where such payments are in the ordinary course of business and not attributable to other products of Zai and its Affiliates.

No deduction shall be made for any item of cost incurred by any Seller in Developing or Commercializing Licensed Products except as permitted pursuant to clauses (a) to (f) of the foregoing sentence; provided that Licensed Products transferred to Buyers in connection with clinical and non-clinical research and trials, Licensed Product samples, compassionate sales or use, or an indigent program or similar bona fide arrangements in which a Seller agrees to forego a normal profit margin for good faith business reasons shall give rise to Net Sales only to the extent that any Seller invoices or receives amounts therefor. [***] If a single item falls into more than one of the categories set forth in clauses (a)-(f) above, such item may not be deducted more than once.

Such amounts shall be determined from the books and records of the Seller, and shall be calculated in accordance with GAAP.

Sales between Zai and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user, in which case such sales will give rise to Net Sales.  Otherwise, the subsequent sale of such Licensed Product by such Affiliate or sublicensee shall be included in the calculation of Net Sales.

With respect to any sale of any Licensed Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Licensed Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Licensed Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets).

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Net Sales shall be calculated on an accrual basis, in a manner consistent with Zai’s accounting policies for external reporting purposes, as consistently applied, in accordance with GAAP.

1.37“NMPA” means the National Medical Products Administration of the People’s Republic of China and any successor agency(ies) or authority thereto having substantially the same function.

1.38“NSCLC” means non-small-cell lung carcinoma.

1.39“NVCR IP” means NVCR Know-How and NVCR Patents.

1.40“NVCR Know-How” means all Know-How Controlled by NVCR as of the Effective Date or at any time during the Term that is necessary or reasonably useful for the Development, or Commercialization of Licensed Products in the Field in the Territory, including all Know-How within the New IP; provided, however, that NVCR Know-How shall exclude all Know-How that comes into NVCR’s Control as a result of a Change of Control of NVCR.

1.41“NVCR Patents” means all Patents in the Territory Controlled by NVCR as of the Effective Date or at any time during the Term that Cover a Licensed Product in the Field, including all Patents in the Territory claiming New IP; provided, however, that NVCR Patents shall exclude all Patents that come into NVCR’s Control as a result of a Change of Control of NVCR. Exhibit A includes the NVCR Patents that are owned or exclusively licensed by NVCR and that are existing as of the Effective Date; provided, that, for the avoidance of doubt, any Patent that otherwise meets the definition of a NVCR Patent shall still be considered a NVCR Patent even if such Patent is not identified on Exhibit A.

1.42“Optune Trademarks” means the trademarks containing the words “Optune” set forth on Schedule 1.41, including all applications and registrations Controlled by NVCR and/or its Affiliates therefor in the Territory.

1.43“Patents” means any U.S., foreign, international or regional patent application or patent in any jurisdiction (including any provisional, non-provisional, divisional, continuation or continuation-in-part application, and any patents that issue thereon); and any reissue, renewal, re-examination, substitution, extension or addition of any of the foregoing patents or applications; and any foreign equivalents of any of the foregoing (as more fully set forth in this Agreement).

1.44“Patent Prosecution” means activities directed to (a) preparing, filing and prosecuting applications (of all types) for any Patent, (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing, (c) deciding whether to abandon or maintain Patent(s), (d) listing in regulatory publications (as applicable), (e) patent term

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extension applications and maintenance, and (f) settling any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding.

1.45“Person” means any individual, unincorporated organization or association, governmental authority or agency or Entity.

1.46“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall exclude Hong Kong, Macau and Taiwan.

1.47“Product Improvement” means any improvement made [***].

1.48“Product Updates” means any improvement made [***].

1.49“Regulatory Approval” means, with respect to a Licensed Product in a country or region in the Territory, all approvals that are necessary for the commercial sale of such Licensed Product for use in the Field in such country or region in the Territory, excluding any pricing and reimbursement approvals except to the extent required by Applicable Law to sell the Licensed Product in such country or region.

1.50“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals or any pricing or reimbursement approvals, as applicable, for Licensed Products, including the NMPA, CMDE, AQSIA and any corresponding national or regional regulatory authorities.

1.51“Regulatory Submissions” means any filing, application or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals and any pricing or reimbursement approvals, as applicable, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

1.52“RMB” means the official currency of the PRC.

1.53“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

1.54“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, and (b) economic or financial sanctions imposed, administered or enforced from time to time by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.

1.55“Sanctions List” means any of the lists of specifically designated nationals or designated Persons held by the U.S. government and administered by OFAC, the United

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States State Department, the United States Department of Commerce or the United States Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

1.56“Specifications” mean the requirements and standards for each Licensed Product to be supplied by NVCR to Zai under this Agreement as set forth on Schedule 1.55 attached hereto, as amended or supplemented in writing in accordance with this Agreement.

1.57“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon). For the avoidance of doubt, Taxes includes value add taxes (“VAT”).

1.58“Territory” means the PRC, Hong Kong, Macau and Taiwan (each of which for purposes of this Agreement shall each be deemed a region).

1.59“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.60“TT Fields” means Tumor Treating Fields, or TTFields, which are low intensity, alternating electric fields that disrupt cell division through physical interactions with key molecules during mitosis in solid tumor cancers.

1.61“TT Fields Multi-Regional Clinical Study” means a global Clinical Trial of the Licensed Product sponsored by NVCR for an Indication which includes Clinical Trials to be conducted in multiple regions, including the PRC, in accordance with a Global Development Plan.

1.62“United States” means the United States of America.

1.63“Valid Claim” means: (a) a claim in an issued Patent that has not: (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by written agreement of the Parties; or (b) a claim that has been pending [***] or less from the date that the first action on the merits (excluding restriction requirements, notices to file missing parts, and the like) was received in a patent application in which such claim is examined, and that has not been abandoned (without the possibility of refiling) or finally rejected by the applicable Governmental Authority or court (and from which no appeal is or can be taken). For clarity, if a claim is canceled and refiled in a continuing application, the period of pendency is calculated from the date that the first action on the merits as to that claim was first received.

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1.64Additional Definitions. The following table identifies the location of definitions set forth in various Sections of this Agreement:

Term	Section
Agreement	Introduction
Alliance Manager	Section 3.1
Anti-Corruption Laws	Section 11.7(a)(i)
Arbitration Notice	Section 15.3(a)
Arbitrators	Section 15.3(b)
Business Combination Transaction	Section 1.12(b)
Buyers	Section 1.35
Claims	Section 12.1
Clinical Supply Agreement	Section 7.1
Commercial Supply Agreement	Section 7.2
Competing Product	Section 2.4(a)
Competing Program	Section 2.6
Confidentiality Agreement	Section 16.6
Continuing Technology Transfer	Section 4.1
Development Target	Section 5.2
Development Target Deadline	Section 5.2
Disclosing Party	Section 10.1(a)
Disclosure Schedule	Article 11
Dispute	Section 15.1
Divestiture	Section 2.5
Effective Date	Introduction
Ex-Territory Infringement	Section 13.3
Examined Party	Section 9.7
Executive Officers	Section 3.2(f)
Global Brand Elements	Section 8.4(b)
Global Development Plan	Section 5.3(a)
Indemnified Party	Section 12.3
Indemnifying Party	Section 12.3
Initial Technology Transfer	Section 4.1
JDC	Section 3.2(f)(ii)
JSC	Section 3.2(a)
License	Section 2.1
Losses	Section 12.1
New IP	Section 13.1(a)
NMPA Submission Timeline	Section 5.1(c)
NVCR	Introduction
NVCR Indemnitees	Section 12.1
Outstanding Voting Securities	Section 1.12(a)
Party/Parties	Introduction

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Paying Party	Section 9.8(c)
Product Infringement	Section 13.3
Product Marks	Section 13.5
Publication	Section 10.4
Receiving Party	Section 10.1(a)
Recipient	Section 9.8(c)
Representatives	Section 10.1(c)
Review Period	Section 10.4(a)
Royalty Term	Section 9.3(b)
Rules	Section 15.3(a)
Safety Agreement	Section 6.5(a)
Seller	Section 1.35
Supply Agreement Term Sheet	Section 7.3
Technology Transfer	Section 4.1
Term	Section 14.1
Territory Development Plan	Section 5.4
VAT	Section 1.56
Zai	Introduction
Zai Indemnitees	Section 12.2

Article 2

LICENSE

2.1License Grants to Zai.

(a)Subject to the terms and conditions of this Agreement, NVCR hereby grants to Zai (i) an exclusive, royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.2, under the NVCR IP and any Regulatory Approvals and Regulatory Submissions owned and held by NVCR or its Affiliates in the Territory to Develop, distribute, use, sell, offer for sale, import and otherwise Commercialize Licensed Products in the Field in the Territory (the “License”) and (ii) a non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.2, under the NVCR IP to perform the Development activities [***] under the Global Development Plan to the extent permitted by this Agreement.

(b) On a Licensed Product-by-Licensed Product basis, unless and until the Parties reach any alternative agreement on the supply of the Licensed Products, Zai shall purchase and NVCR shall supply the Licensed Products for Zai’s Development and Commercialization of the Licensed Products in the Territory pursuant to Clinical Supply Agreement and Commercial Supply Agreement in accordance with Article 7. The Commercial Supply Agreement shall contain the customary change control provisions to address any Product Updates, certain Product Improvements, incremental changes to the Specifications, or incremental improvements to the Licensed Product. If the Product Improvements are so significant that such Licensed Product will need to be approved by the

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Regulatory Authorities as a new product, then a new or amended Commercial Supply Agreement shall be entered into between NVCR and Zai.

2.2Right to Sublicense.

(a)Subject to the terms and conditions of this Agreement, Zai shall have the right to grant sublicenses of the License: (i) to its Affiliates, provided that (A) such sublicense shall automatically terminate if such sublicensee ceases to be an Affiliate of Zai, and (B) Zai’s right to grant sublicenses shall not apply to Affiliates who become Affiliates after the Effective Date as a result of any stock or asset acquisition involving Zai; and (ii) subject to Section 5.8 and NVCR’s prior written approval, to contract research organizations, distributors and other Third Party subcontractors for the sole purpose of, with respect to the License, performing Zai’s obligations with respect to the Development, and Commercialization of Licensed Products in the Field in the Territory.  Notwithstanding the foregoing, except for sublicenses of the License to its Affiliates in accordance with Section 2.2(a)(i), Zai shall obtain NVCR’s prior written consent if Zai wishes to sublicense any of Zai’s rights or obligations under this Agreement with respect to any region within the Territory.  Notwithstanding the grant of any sublicense hereunder, Zai shall remain liable for any breach or default of the applicable terms and conditions of this Agreement by any of its sublicensees.

(b)Zai will not grant a sublicense to any sublicensee that has been debarred or disqualified by a Regulatory Authority.  Zai will ensure that, prior to engaging any sublicensee that such sublicensee is subject to written agreement containing the following terms and conditions: (i) each such sublicensee must protect and keep confidential any Confidential Information of the Parties, including in accordance with Article 10; (ii) NVCR has the right to audit (either by itself or through Zai or Zai’s designee) the books and records of each such sublicensee in accordance with this Agreement (including pursuant to Section 9.7); (iii) the sublicense does not impose any payment obligations or liability on NVCR; (iv) each sublicense shall contain the same indemnification and intellectual property assignment provisions as in this Agreement; and (v) the sublicense is otherwise consistent with the terms of this Agreement.  Zai will promptly provide a copy of the executed agreement with each sublicensee to NVCR, which copy may be redacted to remove financial terms.  Zai shall ensure that its sublicensees comply with the terms and conditions of this Agreement and Zai will remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any sublicensee.

2.3No Implied Licenses; Negative Covenant.  Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any trademarks, Patents or patent applications of the other Party. Zai shall not, and shall not permit any of its Affiliates or sublicensees to, practice any NVCR IP outside the scope of the License.

2.4Non-Compete.

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(a)Subject to Section 2.5, during the Term, Zai shall not, and shall ensure that its Affiliates and sublicensees hereunder do not, directly or indirectly, engage in, independently or for or with any Third Party, any [***](a “Competing Product”) in the Territory, other than Licensed Products in accordance with this Agreement.

(b)During the Term, NVCR shall not, and shall ensure that its Affiliates and sublicensees hereunder do not, directly or indirectly, engage in, independently or for or with any Third Party, any development or commercialization of a Competing Product in the Territory and in the Field, other than Licensed Products in accordance with this Agreement.  NVCR shall use, and cause its Affiliates or Third Parties acting on its behalf to use, good faith efforts to design, develop, label, market, and/or sell any Competing Product for use outside the Field in humans in the Territory in such a way that would prevent or discourage any use of such Competing Product in the Field in the Territory.

2.5Acquisition of Competing Programs. If a Third Party becomes an Affiliate of Zai, or otherwise assumes this Agreement, after the Effective Date through merger, acquisition, consolidation or other similar transactions with Zai, then regardless of whether such transaction results in a Change of Control of Zai, if as of the date of the closing of such transaction, such Affiliate or any Affiliate of such new Affiliate was engaged in the research, development, manufacture or commercialization of a product that would compete with any Licensed Product (a “Competing Program”), then Zai and its new Affiliate will have [***] to wind down (i.e., discontinue all development and commercialization) or complete the Divestiture of such Competing Program. “Divestiture” means the sale or transfer or exclusive license of rights to the Competing Program to a Third Party without the retention or reservation of any rights, license or interest (other than solely an economic interest and, in the event of termination, customary residual rights) in such Competing Program.

2.6Control & Management of Licensed Products.  Zai shall use Licensed Products for Development and Commercialization as expressly contemplated by this Agreement.  Zai shall not, and shall not permit its Affiliate or any Third Party any re-use any component of the Licensed Products that are disposable (i.e., arrays), reverse engineering of the Licensed Products or any component thereof, diversion of any Licensed Product, inappropriate disposal of Licensed Product, failure to collecting Licensed Product upon treatment stoppage.

2.7No Diversion.  Zai and its Affiliates shall not, and shall contractually obligate (and use Commercially Reasonable Efforts to enforce such contractual obligation) its and their licensees and sublicensees not to, directly or indirectly, actively promote, market, distribute, import, sell or have sold any Licensed Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like outside of the Territory or for purposes of medical tourism from countries in which NVCR is developing or commercializing the Licensed Product. Zai shall not engage, and shall not permit its Affiliates and sublicensees to engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of such product residing or located in any country or jurisdiction outside the Territory, or solicit orders from any prospective purchaser residing or located in any country or

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jurisdiction outside the Territory. If Zai or its Affiliates or sublicensees receives any order for a Licensed Product for use from a prospective purchaser located or residing in a country or jurisdiction outside the Territory, Zai shall immediately refer that order to NVCR and shall not accept any such orders. Zai shall not deliver or tender (or cause to be delivered or tendered), nor permit its Affiliates and sublicensees to, deliver or tender (or cause to be delivered or tendered) any Licensed Product for use outside the Territory.

Article 3

GOVERNANCE

3.1Alliance Managers. Each Party shall appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (the “Alliance Manager”), which Zai Alliance Manager shall be fluent in English. The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, provided that all communications between the Parties shall be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC (as a non-voting participant) and JDC meetings. An Alliance Manager may also bring any matter to the attention of the JSC or JDC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.2Joint Steering Committee.

(a)Formation. Within [***], the Parties shall establish a joint steering committee (the “JSC”) to monitor and coordinate the Development and Commercialization of Licensed Products in the Field in the Territory. The JSC will be composed of an equal number of representatives from each Party and a minimum of [***] representatives of each Party, with (i) at least [***] senior-level representatives from Zai who are fluent in English, (ii) at least [***] representative of each Party that have direct knowledge and expertise in the development and commercialization of products similar to Licensed Products.

(b)Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review and discuss the overall strategy for the Development and Commercialization of Licensed Products in the Field in the Territory; (iii) review and discuss the initial Territory Development Plan and review, discuss, and approve any amendments thereto in accordance with Section 5.4; (iv) review and discuss any material amendments to the Global Development Plan that are related to the Territory in accordance with Section 5.3(c); (v) review, discuss, and approve the Commercialization Plan and amendments thereto including the reimbursement price for the Licensed Product in the Territory; (vi) establish and oversee the JDC as necessary or advisable to further the purpose of this Agreement; (vii) discuss potential implications of Zai’s decision to file and hold Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory in its own name; (viii) discuss and approve clinical supply arrangements; (ix) review and discuss annually a charitable care

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strategy (covering compassionate sales or use, or an indigent program) for the Licensed Products in the Field in the Territory; and (x) perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.

(c)Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement.

(d)Meetings. The JSC shall hold meetings at such times as it elects to do so, but shall meet no less frequently than [***] per Calendar Year, in a manner and at a location as agreed upon by the Parties. Each Party shall bear its own expenses related to participation in and attendance at such meetings by its respective JSC representatives.

(e)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party will provide prior written notice to the other Party.  Such Party will also ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

(f)Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] days after such matter was brought to the JSC for resolution, such matter shall be referred to the Chief Executive Officer of NVCR (or an executive officer of NVCR designated by the Chief Executive Officer of NVCR who has the power and authority to resolve such matter) and the Chief Executive Officer of Zai (or an executive officer of Zai designated by the Chief Executive Officer of Zai who has the power and authority to resolve such matter) (collectively, the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within [***] days after such matter has been referred to them, then:

(i)Zai shall have the final decision-making authority with respect to (1) Development of Licensed Products in the Field in the Territory which are not part of the Global Development Plan and would not reasonably be expected to have a materially adverse effect on a global study or Development, manufacture or Commercialization of Licensed Products outside the Territory and (2) subject to clause (3) of Section 3.2(f)(ii), Commercialization of Licensed Products, including sales force deployment decisions, in the Field in the Territory; provided that: (3) Zai shall not make any decision that is inconsistent with its obligations to use Commercially Reasonable Efforts to Develop and Commercialize the Licensed Products in the Field and in the Territory or would reasonably be expected to (A) materially adversely affect the continued Development or Commercialization of Licensed Products outside the Territory or the Field; or (B) cause NVCR to be in violation of

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Applicable Laws as the owner and holder of Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory. In the event that NVCR believes that any decision made by Zai pursuant to this Section 3.2(f)(i) is inconsistent with clauses (1) through (3) of this Section 3.2(f)(i), then NVCR shall so notify Zai, and Zai’s decision shall not go into effect unless and until (x) Zai, within [***] days of such notification, refers such matter to an independent Third Party expert selected by mutual agreement of the Parties who has at least [***]  years of experience in the medical device and/or oncology therapeutic field (or who has such other similar credentials as mutually agreed by the Parties), and (y) such Third Party expert decides that Zai’s decision is not in conflict with clause (3) of this Section 3.2(f)(i). Such Third Party expert shall be instructed to render its decision within [***]  days of the date that such matter is referred to such Third Party expert, with the costs for such independent Third Party expert to be shared equally by the Parties. Except in cases of fraud or manifest error on the part of such Third Party expert, the decision of such Third Party expert shall be final and binding on the Parties (and, for clarity, such matter shall not be subject to the dispute resolution procedures set forth in Article 15);

(ii)NVCR shall have the final decision-making authority with respect to (1) any Development, manufacture or Commercialization activities in the Territory which is reasonably expected to have a materially adverse effect on a global study or Development, manufacture or Commercialization of Licensed Products outside the Territory (provided that NVCR shall not make any such decision that would materially increase Zai’s obligations above those set forth in the initial Global Development Plan agreed between the Parties without Zai’s written consent), (2) any research, Development, manufacturing or Commercialization of Licensed Products outside the Territory or the Field, and (3) the level of reimbursement of a Licensed Product in the Territory if the reimbursement price proposed for the Licensed Product is less than the Minimal Reimbursement Price. The Parties acknowledge that the healthcare market and reimbursement systems in China are evolving and shall continue to review pricing and reimbursement strategies for Licensed Products.  The Parties may mutually agree, in writing, to amend the Minimal Reimbursement Price in the future. Notwithstanding the foregoing, NVCR shall not make any decisions that would materially affect Zai’s ability to comply with Applicable Laws or cause Zai to breach any Applicable Laws.

(g)Joint Development Committee. The JSC shall promptly establish a joint development committee (the “JDC”), which is subject to the supervision and oversight of the JSC, to review, discuss, coordinate and share information regarding (i) the Development of Licensed Products in the Territory, (ii) the progress of the Regulatory Approvals and Regulatory Submissions for Licensed Products in the Territory, and (iii) data generated (for which each Party has the right to reference in regulatory filings) from the other Party’s and their licensees’ ongoing and future Clinical Trials and filings for obtaining Registration Certification for medical devices for all indications for the Licensed Products. The JDC will meet with a frequency and in a manner as determined by the JSC. The JSC shall resolve any disputes that arise within the JDC within [***] days after any such matter is brought to the JSC for resolution. In no event shall the authority of the JDC exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in the JDC.

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Article 4

TECHNOLOGY TRANSFERS

4.1Technology Transfer. NVCR shall use good faith efforts to, within [***] days of the Effective Date, provide and transfer to Zai the NVCR Know-How which shall be that exists on the Effective Date and was not previously provided to Zai (the “Initial Technology Transfer”). Thereafter, during the Term, NVCR shall (a) at each meeting of the JSC (and, in any event, on a quarterly basis if any JSC meeting is not held in a particular Calendar Quarter), provide Zai with a summary of additional NVCR Know-How (if any) developed or included in the License and details of any Product Updates and Product Improvements developed [***], (b) transfer any such NVCR Know-How and Product Updates to Zai [***], and (c) provide Zai with reasonable access to NVCR personnel involved in the research and Development of Licensed Products, either in person at NVCR’s facility or by teleconference (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer, the “Technology Transfer”). Thereafter, during the Term, at JSC meetings, NVCR shall keep Zai reasonably informed of NVCR’s Development activity as it relates to Zai’s Development and Commercialization in the Territory. For the avoidance of doubt, NVCR personnel shall not be obligated to travel to Zai’s facilities, and NVCR’s transfer obligations under this Section 4.1 shall apply solely to the extent the NVCR Know-How is reasonably necessary to support Zai’s Development and Commercialization of the Licensed Product in the Field in the Territory in accordance with this Agreement.

Article 5

DEVELOPMENT PROGRAM

5.1Diligence and Responsibilities.

(a)Zai shall be responsible for and use Commercially Reasonable Efforts to (i) Develop Licensed Products in the Field in the Territory in accordance with the Territory Development Plan, (ii) perform the Development activities assigned to Zai under the Global Development Plan, and (iii) Commercialize Licensed Products in the Field in the Territory.

(b)Zai shall use Commercially Reasonable Efforts to conduct the tasks assigned to it in the Territory Development Plan, and the tasks assigned to it in the Global Development Plan and achieve the objectives set forth therein. Zai shall conduct such tasks in a timely, professional manner and in compliance with the Territory Development Plan and Global Development Plan, as applicable, and all Applicable Laws, including GLP, GCP and cGMP.  NVCR may conduct such tasks assigned to it, and any other activities assigned to it under this Agreement, through one or more Affiliate or Third Party designees.

(c)No later than [***] days following the Effective Date, the Parties will cooperate to finalize, and shall mutually agree upon prior to attachment to this Agreement in Exhibit B, a written timeline (the “NMPA Submission Timeline”) for Regulatory Submissions to the NMPA, which NMPA Submission Timeline may be amended upon mutual agreement by the Parties from time to time.  Zai will develop the timelines for other indications within [***] days after the Effective Date.

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5.2Development Target. Zai shall, (a) within [***] months of the [***], obtain Regulatory Approval for the Licensed Product for the same Indication in the Territory; provided, however, [***], Zai shall obtain Regulatory Approval for the Licensed Product for the same Indication in the Territory within [***] months of the [***];  (b) [***] within [***] months after the Effective Date; and (c) [***] within (i) [***] months after [***], or (ii) [***] months after [***] (each such Zai obligation a “Development Target” and each such corresponding deadline a “Development Target Deadline”); provided that each such Development Target Deadline shall be extended by [***] days or such other period of time as agreed in writing by the Parties if (x) Zai demonstrates to NVCR that Zai has utilized Commercially Reasonable Efforts to achieve the corresponding Development Target by the corresponding Development Target Deadline and (y) such inability to achieve such Development Target by the corresponding Development Target Deadline is due to (i) reasons outside of Zai’s control including changes to the regulatory process or Applicable Laws, or delays caused by Governmental Authorities including delays in providing necessary approvals or responses; or (ii) NVCR exercising its final decision making authority with Zai’s objection.

5.3Global Development Plan.

(a)NVCR’s global Development of Licensed Products will be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 5.3, the “Global Development Plan”), which the Parties agree shall include (i) TT Fields Multi-Regional Clinical Studies for (1) the NSCLC Indication, (2) the pancreatic cancer Indication, and (3) the ovarian cancer Indication, for each of which, Zai [***]; and (ii) a [***].

(b)The Parties shall discuss and agree upon the initial Global Development Plan within [***] days following the Effective Date. In addition to Zai’s Development activities under the Territory Development Plan, Zai shall [***] Global Development Plan. The Global Development Plan shall include (i) an outline only of NVCR’s global Clinical Trials for Licensed Products, (ii) details and timelines of the [***], (iii) details and timelines of any other Development activities [***], and (iv) [***] Global Development Plan [***], which for each of the TT Fields Multi-Regional Clinical Studies for the NSCLC Indication, the pancreatic cancer Indication and the ovarian cancer Indication, shall be up to [***], using its Commercially Reasonable Efforts.

(c)From time to time, NVCR may make and implement amendments to the then-current Global Development Plan. To the extent such amendments are (x) material, and (y) relate to the Territory, NVCR shall submit such proposed amendments to the JSC for review and discussion before adopting such amendments.

5.4Territory Development Plan. Except for the activities allocated to Zai under the Global Development Plan pursuant to Section 5.3, all Development by Zai of Licensed Products in the Territory under this Agreement shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 5.4 and Section 3.2, the “Territory Development Plan”), which Territory Development Plan shall

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contain in reasonable detail all major Development activities (including all Clinical Trials) for Licensed Products in the Territory and the timelines for achieving such activities.  Attached hereto as Exhibit C is an initial draft of the Territory Development Plan and attached hereto as Exhibit B is a NMPA Submission Timeline for the indications of recurrent and newly diagnosed GBM. From time to time as needed thereafter, Zai shall propose amendments to the Territory Development Plan in consultation with NVCR and submit such proposed updated or amended Territory Development Plan to the JSC for review, discussion and approval. Once approved by the JSC, the amended Territory Development Plan shall become effective. For clarity, the Territory Development Plan and amendments thereto must be consistent with the Global Development Plan and the Global Development Plan shall take precedent in case of any conflict or inconsistency between the Territory Development Plan and the Global Development Plan.

5.5Development Costs. Zai shall be solely responsible for all costs and expenses incurred by or on behalf of Zai in the Development of Licensed Products in the Territory, including the performance of Development activities under the Territory Development Plan and the Development activities assigned to Zai under the Global Development Plan and shall provide for reimbursement of NVCR’s costs for the assistance provided to Zai in the Development of Licensed Products in the Territory, including the costs incurred in acting as the holder of the Regulatory Approvals and Regulatory Submissions of the Licensed Products on behalf of Zai in the Territory.

5.6Development Reports. The status, progress and results of Zai’s Development activities under this Agreement and NVCR’s development activities for the Licensed Product in the Field outside the Territory will be discussed at meetings of the JSC. At least [***] Business Days before each regularly scheduled JSC meeting, Zai will provide the JSC with a written report detailing its Development activities and the results thereof, covering subject matter at a level of detail reasonably required by NVCR and sufficient to enable NVCR to determine Zai’s compliance with its diligence obligations pursuant to Section 5.1. In addition, Zai will make available to NVCR such additional information about its Development activities as may be reasonably requested by NVCR from time to time. All updates and reports generated pursuant to this Section 5.6 shall be the Confidential Information of Zai.

5.7Data Exchange and Use. In addition to its adverse event and safety data reporting obligations pursuant to Section 6.5, each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, CRFs, analysis plans) controlled by such Party that are generated by or on behalf of such Party or its Affiliates or sublicensees, if applicable, in the Development of Licensed Products; provided that NVCR shall only be required to provide Zai such data, results and documentation to the extent it comprises NVCR Know-How and is reasonably necessary or useful for Zai’s Development and Commercialization of the Licensed Products in the Field and in the Territory. Zai shall have the right to use and reference such data and results provided by NVCR, without additional consideration, for the purpose of obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products in the Field and in the Territory. NVCR and its designees shall have the right to use and reference such data and results provided by Zai, without additional

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consideration, for the purpose of obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products outside the Field or the Territory.

5.8Subcontractors. Zai shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement or for which it is responsible under this Agreement, to the extent such subcontractors are set forth in the initial Territory Development Plan approved by NVCR or the Global Development Plan, or otherwise with NVCR’s prior written consent. Zai shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use consistent with this Agreement prior to performing any activities. Zai shall cause its subcontractors to assign to Zai (or, in the case of academic institutions and Third Party manufacturers, use reasonable efforts to cause such subcontractor to so assign) all intellectual property made by such subcontractor in the course of performing such subcontracted work. Zai shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors.

5.9Records. Zai will maintain appropriate records in either tangible or electronic form of (a) all significant Development and Commercialization events and activities conducted by it or on its behalf related to a Licensed Product; and (b) all significant information generated by it or on its behalf in connection with Development or Commercialization of a Licensed Product under this Agreement, in each case in accordance with Zai’s usual documentation and cGMP record retention practices. Such records will be in sufficient detail to properly reflect, in a good scientific manner, all significant work done and the results of studies and trials undertaken and, further, will be at a level of detail appropriate for patent and regulatory purposes. Zai will document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines. Upon NVCR’s request, Zai will, and will cause its Affiliates and Sublicensees, to provide to NVCR copies of such records (including access to relevant databases, if any) of Development and Commercialization activities to the extent necessary or useful for the Development and Commercialization of the Licensed Product outside the Territory, including for regulatory and patent purposes. All such records, reports, information and data provided will be subject to the confidentiality provisions of Article 10.

Article 6

REGULATORY

6.1Holder of Regulatory Approvals and Regulatory Submissions. NVCR shall initially be the holder of Regulatory Approvals and Regulatory Submission for Licensed Products in the Territory. At Zai’s request during the Term, (a) the JSC will discuss in good faith whether to transfer manufacturing responsibilities for Licensed Products for the Territory to Zai, and (b) the Parties will discuss in good faith whether to enable Zai to hold Regulatory Approvals and Regulatory Submissions in the Territory, including any pricing or reimbursement approvals, whether by transfer to Zai of such Regulatory Approvals and Regulatory Submissions or through the submission of a new application for Regulatory

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Approval in the Territory submitted by Zai, in each case ((a) or (b)), to the extent permitted by Applicable Law and in accordance therewith. If agreed by the Parties, NVCR shall reasonably cooperate with Zai, at Zai’s expense, to enable Zai to hold any or all such Regulatory Approvals and Regulatory Submissions.

6.2Zai’s Responsibilities.

(a)Zai shall be responsible [***] for all regulatory activities leading up to and including the obtaining of Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products from Regulatory Authorities in the Field and in the Territory, provided that, Zai shall conduct such regulatory activities (and any and all regulatory activities delegated to Zai in this Agreement or by NVCR during the Term in connection with the Development and Commercialization of the Licensed Product in the Territory during such time that NVCR is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory) as the express, exclusive, and authorized legal agent of record for NVCR in the Territory, and provided further, that such actions shall be taken on behalf of NVCR and for the benefit of Zai in the Territory.  Promptly after the Effective Date and from time to time during the Term, the Parties shall conduct such actions and execute such documents as are required for Zai to act as NVCR’s express, exclusive, and authorized legal agent of record in the Territory.  Notwithstanding the foregoing, to the extent permitted under Applicable Laws, Zai may file, obtain and maintain (on behalf of NVCR, which will be the holder of) Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Territory.

(b)Zai shall promptly provide to NVCR for review and comment drafts of all Regulatory Submissions prepared by or on behalf of Zai, including English summaries thereof. NVCR shall have the right to review and comment on such Regulatory Submissions and Zai shall consider in good faith any comments received from NVCR and incorporate all comments that are reasonable or necessary for protecting NVCR’s interest as licensor of the Licensed Product or holder of the Regulatory Submission or Regulatory Approval in the Territory. In addition, each Party shall promptly notify the other Party of any Regulatory Submissions and any comments or other correspondences related thereto submitted to or received from any Regulatory Authority in the Territory and shall provide the other Party with copies thereof as soon as reasonably practicable. If any such Regulatory Submission, comment or correspondence is not in English, Zai shall also promptly provide NVCR with a written English summary of any comments or other correspondences received from a Regulatory Authority with respect to a Regulatory Submission.

(c)Each Party shall promptly provide the other Party with notice after receiving notice of any meeting or discussion with any Regulatory Authority in the Territory related to any Licensed Product in the Field. Zai shall lead any such meeting or discussion, provided, however, that NVCR or its designee shall have the right, but not the obligation, to attend and participate in such meeting or discussion. If NVCR elects not to attend such meeting or discussion, Zai shall provide NVCR with a written summary thereof in English promptly following such meeting or discussion.

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6.3NVCR’s Responsibilities. Except if filed or obtained by Zai in its own name, solely as permitted under Section 6.1, NVCR shall own and hold all Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products in the Field and in the Territory for the benefit of Zai, and shall, promptly upon Zai’s request, provide access to and copies of such Regulatory Submissions, Regulatory Approvals and any pricing or reimbursement approvals to Zai, as applicable.  NVCR shall reasonably cooperate with Zai in obtaining any Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for a Licensed Product in the Field and in the Territory including by providing, to the extent Controlled by NVCR, prompt access to clinical data, and other data, information, and documentation for Licensed Products in the Field, that is included in the NVCR Know-How, including any Regulatory Approvals or Regulatory Submissions for the Licensed Products in the Field in the Territory and outside the Territory (which are reasonably useful in the Territory).

6.4Right of Reference. Each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates in and outside the Territory. Zai may use such right of reference to NVCR’s Regulatory Submissions solely for the purpose of seeking, obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products in the Field in the Territory as NVCR’s authorized legal agent and exclusive general distributor of record or on its own behalf to the extent permitted by Applicable Laws and this Agreement. NVCR may use the right of reference to Zai’s Regulatory Submissions, if any, solely for the purpose of seeking, obtaining and maintaining regulatory approval of Licensed Products outside the Territory or, to the extent permitted pursuant to this Agreement, in the Territory.  Each Party shall bear its own costs and expenses associated with providing the other Party with the right of reference and sharing of data and information pursuant to this Section 6.4.

6.5Adverse Events Reporting.

(a)Promptly following the Effective Date, but in no event later than [***] days thereafter, Zai and NVCR shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Safety Agreement”). Such Safety Agreement shall describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case with respect to Licensed Products and sufficient to permit each Party and its Affiliates, licensees or sublicensees to comply with its legal obligations with respect thereto, including, for clarity, NVCR’s obligations as the owner or holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, as applicable.

(b)Zai shall maintain an adverse event database for Clinical Trials conducted in the Territory under the Territory Development Plan [***]. Zai shall be responsible for

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reporting to the applicable Regulatory Authorities in the Territory, on NVCR’s behalf during such time that NVCR is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, all quality complaints, adverse events and safety data related to Licensed Products for all Clinical Trials conducted in the Territory under the Territory Development Plan or the Global Development Plan, as well as responding, on NVCR’s behalf during such time that NVCR is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory, to safety issues and to all requests of Regulatory Authorities related to Licensed Products in the Field and in the Territory. Zai shall provide to NVCR access to Zai’s adverse event database for the Territory. NVCR shall maintain a global adverse event database for Clinical Trials conducted under the Global Development Plan at [***] cost and expense, except for any costs allocated to [***] pursuant to Section 5.5.

6.6Safety and Regulatory Audits. Upon reasonable notification, NVCR or its representatives shall be entitled to conduct an audit of safety and regulatory systems, procedures or practices of Zai, its Affiliates, sublicenses or subcontractors (including Clinical Trial sites) relating to Licensed Products no more often than [***] Calendar Year. Zai shall promptly notify NVCR of any inspection of Zai, its Affiliates, sublicenses or subcontractors (including Clinical Trial sites) by any Regulatory Authority relating to Licensed Products and shall provide NVCR with all information pertinent thereto. NVCR shall have the right, but not the obligation, to be present at and participate in any such inspection.

6.7Notice of Regulatory Action. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Zai relating to any Licensed Product, then Zai shall notify NVCR of such contact, inspection or notice or action within [***] hours thereof. NVCR shall have the right to review and comment on any responses to Regulatory Authorities that pertain to a Licensed Product, provided that Zai shall have the final decision-making authority with respect to such responses to the extent relating solely to such Licensed Product in the Field and in Territory and such responses would not have any negative impact on the research, Development, manufacturing or Commercialization of any Licensed Product outside the Territory, but shall incorporate all such reasonable comments of NVCR during such time that NVCR is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory. The costs and expenses of any regulatory action in the Territory shall be borne solely by [***].

6.8No Harmful Actions. If NVCR believes that Zai is taking or intends to take any action with respect to the Licensed Product that could have a material adverse impact upon the regulatory status of the Licensed Product outside the Territory, NVCR will have the right to bring the matter to the attention of the JSC and the Parties will discuss in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree: (a) Zai will not communicate with any Regulatory Authority having jurisdiction outside the Territory, unless so ordered by such Regulatory Authority, in which case Zai will immediately notify NVCR of such order; and (b) Zai will not submit any Regulatory Submissions or seek regulatory approvals for the Licensed Product outside the Territory. To the extent practicable, NVCR will provide Zai with any information that reasonably could

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affect the Development or Commercialization of the Licensed Product in the Territory, prior to making such information public.

6.9Notification of Threatened Action. Each Party will immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of any Licensed Product or the continued marketing of any Licensed Product. Upon receipt of such information, the Parties will consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

Article 7

SUPPLY

7.1Development Supply.  NVCR shall have the sole right, through a Third Party contract manufacturer, to manufacture and supply to Zai all Licensed Products required by Zai for Development use in the Territory under the Territory Development Plan and for Zai’s [***] responsibilities under the Global Development Plan, including the conduct of TT Fields Multi-Regional Clinical Studies. The Parties shall use good faith efforts to enter into an agreement pursuant to which NVCR would supply such Licensed Products for such Development use by Zai (“Clinical Supply Agreement”) within [***], pursuant to which:

(a)Except as set forth in Section 7.1(b), NVCR shall supply the Licensed Products pursuant to this Section 7.1 at a transfer price equal to [***].

(b)For a TT Fields Multi-Regional Clinical Study, NVCR shall supply Licensed Products to Zai sufficient to conduct activities in the Territory contemplated under the TT Fields Multi-Regional Clinical Studies [***].

7.2Commercial Supply.  The Parties shall use Commercially Reasonable Efforts to agree [***] on the principal terms of a commercial supply agreement (the “Commercial Supply Agreement”) pursuant to which Zai shall purchase commercial supply of a Licensed Product from NVCR at [***] in order to fulfill Zai’s obligations under this Agreement, which terms shall be consistent with the terms and conditions of this Agreement and the terms and conditions of any agreement between NVCR and its Third Party manufacturing partner(s), to the extent applicable to commercial supply of Licensed Product in the Field in the Territory.  Zai shall purchase its commercial requirements for Licensed Product in the Territory from NVCR pursuant to the Commercial Supply Agreement.

7.3Supply Agreements.  The Parties agree that the Clinical Supply Agreement and Commercial Supply Agreement shall contain terms substantially consistent with those contained in the supply agreement term sheet attached hereto as Exhibit D (the “Supply Agreement Term Sheet”) subject to deviations agreed by the Parties.

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Article 8

COMMERCIALIZATION

8.1Commercialization Diligence. Zai shall be responsible for, and shall use Commercially Reasonable Efforts to Commercialize each Licensed Product that has obtained Regulatory Approval in the Field in the Territory, provided that, Zai shall Commercialize each such Licensed Product (during such time that NVCR is the holder of Regulatory Approvals and Regulatory Submissions for the Licensed Product in the Territory) as the exclusive general distributor of NVCR in the Territory, and provided further, that Zai will book all product sales for the Licensed Product in the Territory.  Promptly after the Effective Date and from time to time during the Term, the Parties shall execute such documents and conduct such actions as are required for Zai to act as NVCR’s exclusive general distributor in the Territory and to book sales for the Licensed Product in the Territory in accordance with this Agreement.  Zai shall conduct all Commercialization of Licensed Products in the Field in the Territory in accordance with the Commercialization Plan for such Licensed Product and all Applicable Laws, at [***].

8.2Commercialization Plan. The Commercialization Plan with respect to a Licensed Product shall contain in reasonable detail the major Commercialization activities, including revenue targets, planned for such Licensed Product in the Territory and estimated timelines for achieving such activities. Attached hereto as Exhibit E is an initial draft of the Commercialization Plan for the use of the Licensed Product in treating recurrent and newly diagnosed GBM.  From time to time Zai shall propose updates or amendments to the Commercialization Plan and Zai shall submit the proposed updated or amended Commercialization Plan to the JSC for review, discussion, and approval before adopting such update or amendment.

8.3Commercialization Reports. Zai will update the JSC at each regularly scheduled JSC meeting regarding Zai’s Commercialization activities with respect to the Licensed Products in the Territory.  Each such update will be in a form to be agreed by the JSC and will summarize Zai’s, its Affiliates’ and Sublicensees’ significant Commercialization activities with respect to the Licensed Products in the Territory, covering subject matter at a level of detail reasonably required by NVCR and sufficient to enable NVCR to determine Zai’s compliance with its diligence obligations pursuant to Section 8.1.  In addition, Zai will make available to NVCR such additional information about its Commercialization activities as may be reasonably requested by NVCR from time to time.  For clarity, Zai will not be required to include information in its updates and reports under this Section 8.3 that it does not otherwise create for its own internal purposes.  All updates and reports generated pursuant to this Section 8.3 shall be the Confidential Information of Zai.

8.4Coordination of Development and Commercialization Activities.

(a)Within [***] days after the Effective Date, Zai shall use Commercially Reasonable Efforts to establish a patient support system for the Development and Commercialization of Licensed Products in the Territory and other infrastructures in the

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Territory that are reasonably necessary to enable Zai, its Affiliates, and its sublicensees, to exercise its rights and perform its obligations under this Agreement in relation to Development and Commercialization of the Licensed Products in the Field and in the Territory and NVCR shall provide reasonable support.  Zai shall [***].

(b)Zai acknowledges that NVCR may decide to develop and adopt certain distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Development and Commercialization of Licensed Products on a global basis (such branding elements, collectively, the “Global Brand Elements”). NVCR shall own all rights in such Global Brand Elements, and shall grant Zai the exclusive right to use such Global Brand Elements in connection with the Development and Commercialization of Licensed Products in the Field and in the Territory. Zai shall Develop and Commercialize Licensed Products in the Territory in a manner consistent with the Global Brand Elements.

(c)Zai acknowledges that NVCR has developed certain manuals, instruction booklets and other written materials for use, Development and/or Commercialization of the Licensed Products.  NVCR hereby grants Zai an exclusive license to use, distribute, disseminate, reproduce, publicly display, and translate such materials solely as necessary for Zai use, Development and/or Commercialization of the Licensed Products in the Territory during the Term and for no other purpose.  Zai will [***].

Article 9

PAYMENTS

9.1Upfront Payment. Zai shall pay to NVCR a one-time, non-refundable, non-creditable upfront payment of fifteen million Dollars ($15,000,000) within [***] Business Days after the Effective Date.

9.2Milestone Payments. Zai shall notify NVCR in writing of the achievement by or on behalf of Zai, its Affiliates or sublicensees of any milestone event set forth in this Section 9.2 promptly after the occurrence thereof, and Zai shall pay NVCR each non-refundable, non-creditable milestone payment set forth in the tables below within [***] calendar days of the achievement of such milestone event by or on behalf of Zai, its Affiliates or sublicensees.

Milestone Event	Milestone Payment
Development Milestones
1.[***]	$[***]
2.[***]	$[***]

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Regulatory Milestones
3.[***]	$[***]
4.[***]	$[***]
5.[***]	$[***]
6.[***]	$[***]
Net Sales Milestones
7.Calendar Year’s Net Sales of all Licensed Products in the Territory exceeds $[***]	$[***]
8.Calendar Year’s Net Sales of all Licensed Products in the Territory exceeds $[***]	$[***]
9.Calendar Year’s Net Sales of all Licensed Products in the Territory exceeds $[***]	$[***]

(a)Milestone Conditions.

(i)Each milestone payment set forth above shall be payable only once.

(ii)If any Net Sales milestone event occurs for a particular Licensed Product without one of the prior Net Sales milestone events occurring for such Licensed Product, then the milestone payment to be made with respect to the prior milestone event for such Licensed Product shall be paid at the same time as the payment for the subsequent milestone event for such Licensed Product.

9.3Royalty Payments to NVCR.

(a)Royalty Rates. Subject to the remainder of this Section 9.3, Zai shall make quarterly non-refundable, non-creditable royalty payments to NVCR on the Net Sales of all Licensed Products sold in the Territory, calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of incremental, aggregated Net Sales of all Licensed Products sold in the Territory in the applicable Calendar Year.  For each Calendar Year, the below tiered royalties are calculated such that the higher tiered royalties are only paid after the annual Net Sales exceed the top threshold of the previous tier.

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Calendar Year, Net Sales of All Licensed Products in the Territory	Royalty Rate
1.<$[***]	[***]%
2.$[***] - $[***]	[***]%
3.>$[***]	[***]%

(b)Royalty Term. The royalty payments payable under this Section 9.3 shall be payable on a Licensed Product-by-Licensed Product and region-by-region basis from the First Commercial Sale of such Licensed Product in such region in the Territory until the latest of: (i) the [***] anniversary of the date of the First Commercial Sale of such Licensed Product in such region; (ii) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the NVCR Patents that Covers such Licensed Product (including composition of matter, method of use or making) in such region and (iii) the last to expire regulatory exclusivity period for such Licensed Product (the “Royalty Term”).

(c)Royalty Reductions.

(i)Third Party Payments. If the Parties agree that a license under any Patent controlled by a Third Party in a region in the Territory is necessary for the manufacture or Commercialization of the Licensed Product that is sold or offered for sale in such region, then Zai shall have the right to deduct from the royalty payment that would otherwise have been due under Section 9.3(a) with respect to Net Sales of such Licensed Product in such region in a particular Calendar Quarter an amount equal to [***] of the royalties paid by Zai to such Third Party pursuant to such license on account of the sale of such Licensed Product in such region during such Calendar Quarter, subject to Section 9.3(c)(ii). In the event NVCR disputes whether such Third Party license is necessary, the matter shall be referred to the chief patent counsels of Zai and NVCR, or such other person at each Party holding a similar position designated by Zai or NVCR. The chief patent counsels shall meet promptly to discuss and resolve the matter. In the event that the chief patent counsels cannot agree on a resolution to the matter, then the Parties shall refer such matter for resolution to an independent patent attorney mutually agreed upon by the Parties who has at least [***] years of experience in the biologics field and/or medical devices field (or who has such other similar credentials as mutually agreed by the Parties), and such attorney’s decision on the matter shall be binding upon the Parties (and, for clarity, such matter shall not be subject to the dispute resolution procedures set forth in Article 15).

(ii)Royalty Floor. Notwithstanding the foregoing, during any Calendar Quarter in the Royalty Term for a Licensed Product in a particular region in the Territory, the operation of Section 9.3(c), individually or in combination shall not reduce the final royalty rate to [***].

(d)Royalty Reports and Payments. Within [***] days after the end of each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial

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Sale of the first Licensed Product is made anywhere in the Territory, Zai shall provide NVCR with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product and region-by-region basis: (i) the amount of Net Sales of such Licensed Product, (ii) a calculation of the royalty payment due on such Net Sales, including any royalty reduction made in accordance with Section 9.3(c), and (iii) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars. Promptly following the delivery of the applicable quarterly report, NVCR shall invoice Zai for the royalties due to NVCR with respect to Net Sales by Zai, its Affiliates and their respective sublicensees for such Calendar Quarter, and Zai shall pay such amounts to NVCR in Dollars within [***] days following Zai’s receipt of such invoice, provided that, if a government or regulatory action (or inaction) prevents Zai from making such payment to NVCR within such [***] day period, then Zai shall have up to [***] following its receipt of such invoice from NVCR to remit such payment to NVCR.

9.4Payments to Third Parties. Except as expressly set forth herein, each Party shall be solely responsible for any payments due to Third Parties under any agreement entered into by such Party, with respect to the Licensed Product, as a result of activities hereunder.

9.5Currency; Exchange Rate. All payments to be made by Zai to NVCR or NVCR to Zai under this Agreement shall be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by NVCR or Zai, as applicable. Conversion of Net Sales recorded in local currencies shall be converted to Dollars at the exchange rate set forth in The Wall Street Journal or any successor thereto for the last day of the Calendar Quarter in which the applicable payment obligation became due and payable.

9.6Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [***] percentage points above the prime rate as published by The Wall Street Journal or any successor thereto on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by Applicable Laws; in each case calculated on the number of days such payment is delinquent, compounded monthly.

9.7Financial Records and Audits. During the Term and for [***] thereafter, each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records shall be open during regular business hours for a period of five years from the creation of individual records for examination by an independent certified public accountant selected by the examining Party and reasonably acceptable to the other Party for the sole purpose of verifying for the examining Party the accuracy of the financial reports furnished by the other Party (the “Examined Party”) pursuant to this Agreement or of any payments made, or required to be made by such Examined Party, pursuant to this Agreement. Such audits shall not occur more often than [***]. Such auditor shall not disclose the Examined Party’s

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Confidential Information to the examining Party or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the Examined Party or the amount of payments by the Examined Party under this Agreement. The Examined Party will pay any amounts shown to be owed to the examining Party but unpaid within [***] days after the accountant’s report, plus interest (as set forth in Section 9.6) from the original due date. The examining Party shall bear the full cost of such audit unless such audit reveals an underpayment by the Examined Party of more than [***] of the amount actually due for the time period being audited, in which case the Examined Party shall reimburse the examining Party for the costs for such audit.

9.8Taxes.

(a)Taxes on Income. Except as set forth in this Section 9.8 each Party shall be solely responsible for the payment of any and all income Taxes levied on account of all payments it receives under this Agreement.

(b)Sales Taxes and VAT.  [***] shall bear any and all sales, use, VAT, transaction and transfer taxes and other similar charges (and any related interest and penalties) imposed on, or payable with respect to, such license or property; provided, however, that if Zai is required to withhold any Taxes (including withholding taxes as valued-added taxes), the provisions of Section 9.8(c) shall apply to such withheld VAT Taxes.

(c)Tax Cooperation. The Parties agree to cooperate with one another in accordance with Applicable Laws and use reasonable efforts to minimize Tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by each Party to the other Party under this Agreement. To the extent either Party (the “Paying Party”) is required to deduct and withhold Taxes on any payment to the other Party (the “Recipient”), the Paying Party shall notify the Recipient of such requirement prior to making the payment to the Recipient and provide such assistance to the Recipient, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in the Recipient’s efforts to claim an exemption from or reduction of such taxes.  The Paying Party shall, in accordance with Applicable Laws, deduct or withhold taxes from the amount due, remit such taxes to the appropriate tax authority when due, and furnish the Recipient with proof of payment of such taxes within [***] days following the payment.  If taxes are paid to a tax authority, the Paying Party shall provide reasonable assistance to the Recipient to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.  To the extent such amounts are paid to the appropriate tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Recipient.

Article 10

CONFIDENTIALITY; PUBLICATION

10.1Duty of Confidence. Subject to the other provisions of this Article 10:

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(a)Except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and [***] years thereafter;

(b)the Receiving Party may only use any Confidential Information of the Disclosing Party to the extent reasonably necessary to perform its obligations or exercise its rights under this Agreement; and

(c)a Receiving Party may disclose Confidential Information of the Disclosing Party to: (i) such Receiving Party’s Affiliates, licensees and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisors of the Receiving Party and its Affiliates and sublicensees (collectively, “Representatives”), in each case to the extent reasonably necessary to perform its obligations or exercise its rights under this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; provided that each Party shall remain responsible for any failure by its Affiliates, licensees and sublicensees, and its and its Affiliates’ and licensees’ and sublicensees’ respective employees, directors, agents, consultants, advisors, and contractors, to treat such Confidential Information as required under this Section 10.1 (as if such Affiliates, licensees, sublicensees employees, directors, agents, consultants, advisors and contractors were Parties directly bound to the requirements of this Section 10.1).

10.2Exemptions. Information of a Disclosing Party will not be deemed to be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:

(a)is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

(b)is generally available to the public before its receipt from the Disclosing Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Representatives in breach of this Agreement;

(d)is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

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(e)is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

10.3Authorized Disclosures. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a)(i) the Patent Prosecution of NVCR Patents as contemplated by this Agreement; (ii) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Development, manufacturing or Commercialization of a Licensed Product (solely in the Territory in accordance with this Agreement, with respect to disclosures by Zai); or (iii) subject to Section 10.5, complying with Applicable Laws, including regulations promulgated by securities exchanges;

(b)disclosure of this Agreement, its terms and the status and results of Development or Commercialization activities to actual or bona fide potential investors, acquirors, (sub)licensees, lenders and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, (sub)license, debt transaction or collaboration; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations consistent with this Agreement or customary for such type and scope of disclosure;

(c)such disclosure is required by judicial or administrative process (including in filings with Governmental Authorities), provided that in such event such Party shall, to the extent practical and legally permissible, promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to Applicable Laws or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information; or

(d)disclosure pursuant to Section 10.5.

Notwithstanding the foregoing, in the event a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to clause (ii) or (iii) of Section 10.3(a), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

10.4Publications. Upon completion of a Clinical Trial and evaluation by NVCR of all data from such study, or upon early termination or abandonment of such study, upon prior

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written approval by NVCR, Zai may publicly present or publish any Clinical Trial data, non-clinical data or any associated results or conclusions generated by or on behalf of Zai pursuant to this Agreement solely for non-commercial purposes and solely to the extent that such data, results and conclusions are specific to the Territory and the Field (each such proposed presentation or publication, a “Publication”), provided that Zai may only make such Publication in accordance with NVCR’s global publication strategy with respect to Licensed Products, and subject to the additional limitations set forth in this Section 10.4.

(a)Review Period. A copy of such disclosure will be given to NVCR for review at least [***] days prior to the date of submission for publication or of public disclosure (“Review Period”).  NVCR will complete its review within the Review Period and will have authority to require that Zai delete from the disclosure any reference to NVCR’s Confidential Information.  Notwithstanding the Review Period, Zai shall not make any such publication without the written approval of NVCR (not to be unreasonably withheld), nor allow any other publication in connection therewith.

(b)Patent Filings. Subject to the provisions of the subparagraph (a) above, if during the Review Period, NVCR notifies Zai that it desires patent applications to be filed on any Inventions disclosed or contained in the disclosures, Zai will defer publication or other disclosure for a period, not to exceed an additional [***] days, sufficient to permit NVCR or its designee to have filed or to file any desired patent applications.

10.5Publicity; Use of Names.

(a)The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 10.3 and this Section 10.5. The Parties shall agree on a joint press release announcing this Agreement whose substance and the date and the time of the announcement shall be agreed by the Parties. No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 10.3 and this Section 10.5. Each Party shall have the right to use the other Party’s name and logo in presentations, its website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued in accordance with this Section 10.5; provided that when Zai uses NVCR’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases, and Zai shall include an accompanied explanatory text such as “Licensed from Novocure”; further provided that a Party will use the other Party’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of the other Party shall not be impaired, and in a manner consistent with best practices it uses with respect to its other collaborators.

(b)A Party may disclose this Agreement in securities filings with the Securities and Exchange Commission or equivalent foreign agency to the extent required by Applicable Laws. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any

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event, no more than [***] Business Days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [***] Business Day period.

Article 11

REPRESENTATIONS, WARRANTIES, AND COVENANTS

The representations and warranties of each Party set forth in this Article 11 are made by the respective Party as of the Effective Date, subject to the information disclosed by such Party in the Disclosure Schedule attached hereto as Schedule 11 (the “Disclosure Schedule”).

11.1Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)it is a corporation or limited company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b)this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2Representations and Warranties of NVCR. NVCR represents and warrants to Zai that as of the Effective Date:

(a)it has the right under the NVCR IP to grant the Licenses to Zai, and it has not granted any license or other right under the NVCR IP that is inconsistent with the License;

(b)there is no pending litigation, nor has NVCR received any written notice from any Third Party, asserting or alleging that the Development, manufacture or Commercialization of the Licensed Product prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(c)there are no pending or, to NVCR’s knowledge, no threatened (in writing), adverse actions, suits or proceedings against NVCR involving the NVCR IP or Licensed Product;

(d)the NVCR IP includes (i) all Know-How Controlled by NVCR or its Affiliates that is necessary, or to NVCR’s knowledge reasonably useful, to Develop and Commercialize Licensed Products in the Field in the Territory as such Development and Commercialization is currently being conducted by NVCR or contemplated to be conducted

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by the Parties hereunder, and (ii) all Patents in the Territory that are owned or licensed by NVCR or its Affiliates that Cover a Licensed Product in the Field in the Territory.

(e)NVCR has complied with in material aspects with all material Applicable Laws applicable to (i) the prosecution and maintenance of the NVCR Patents and (ii) its Development and manufacture of Licensed Products in the Field;

(f)(i) NVCR has obtained, or caused its Affiliates to obtain, assignments from the inventors of all rights and embodiments in and to the NVCR IP that is solely owned by NVCR or its Affiliates, (ii) to its actual knowledge, all such assignments are valid and enforceable, and (iii) to its actual knowledge, the inventorship of the NVCR Patents that are solely owned by NVCR or its Affiliates is properly identified on each issued patent or patent application in such NVCR Patents; and

(g)NVCR and its Affiliates have taken commercially reasonable efforts consistent with industry practices to protect the secrecy, confidentiality and value of all NVCR Know-How that constitutes trade secrets under Applicable Laws.

(h)the Specifications attached hereto as Schedule 1.55 for the Licensed Product to be delivered to Zai under this Agreement are the same as the specifications for such Licensed Product procured by NVCR as of the Effective Date for development or commercialization in the United States and as required under the applicable regulatory approval for the Licensed Product outside the Territory.

11.3Representations and Warranties of Zai. Zai represents and warrants to NVCR that as of the Effective Date:

(a)there are no legal claims, judgments or settlements against or owed by Zai or any of its Affiliates, or pending or, to Zai’s actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

(b)Zai has sufficient financial wherewithal to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business; and

(c)Zai has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development and Commercialization, and obtaining Regulatory Approvals.

11.4Covenants of Zai. Zai covenants to NVCR that:

(a)in the course of performing its obligations or exercising its rights under this Agreement, Zai shall comply with all Applicable Laws, including, as applicable, cGMP, GCP, and GLP standards, and shall not employ or engage any Person who has been debarred by any Regulatory Authority, or, to Zai’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

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(b)Zai will only engage Clinical Trial sites under the Territory Development Plan and the Global Development Plan that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the NMPA;

(c)Zai and its Affiliates will not use any employees or contractors in the Development, manufacture or Commercialization of the Licensed Product who are, or have been, debarred or disqualified by any Regulatory Authority;

(d)Zai or its Affiliates shall not alter, modify, adapt, disassemble or reverse engineer the Licensed Product or any part thereof, or attempt to do the same to the Licensed Product or any part thereof; and

(e)Zai and its Affiliates shall comply with all of NVCR’s storage, handling, standard operating procedures, patient support protocols, quality standards, guidelines, and any other similar internal standards.

11.5Covenants of NVCR. NVCR covenants to Zai that during the Term:

(a)in the course of performing its obligations or exercising its rights under this Agreement, NVCR shall comply with all Applicable Laws applicable to its Development and manufacture of Licensed Products pursuant to this Agreement;

(b)All Licensed Products supplied by NVCR to Zai under this Agreement will comply with and be manufactured in accordance with the Specifications, subject to any supply agreement and any related quality agreement.

11.6NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS Article 11, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NVCR OR ZAI; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

11.7Compliance with Anti-Corruption Laws.

(a)Notwithstanding anything to the contrary in this Agreement, Zai agrees that:

(i)it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the United States Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties;

(ii)it shall adhere to its own internal anti-corruption policies and shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or

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transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii)Zai represents and warrants that, to its knowledge, neither Zai nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Zai or any of its Affiliates has taken any action in violation of any applicable Anti-Corruption Laws.

(iv)it will maintain records (financial and accounting) and supporting documentation related to the subject matter of the Agreement reasonably sufficient to document or verify compliance with the provisions of this Section 11.7, and upon request of NVCR, up to once per year and upon reasonable and at least [***] Business Days’ advance notice, will provide a Third Party auditor mutually acceptable to the Parties (as confirmed in writing) with access to such records for purposes of verifying compliance with the provisions of this Section 11.7. Written acceptance of a proposed Third Party auditor may not be unreasonably withheld. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by NVCR, and that any auditing activities may not unduly interfere with the normal business operations of Zai and shall not continue for more than [***] Business Days without the written consent of Zai. Zai may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit. For the avoidance of doubt, the scope of the aforementioned audit shall be limited to the financial and accounting records and documentation of the subject matter of the Agreement; Zai is not obligated to provide any other such records or documentation.

(b)To its knowledge as of the Effective Date, neither Zai nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Zai or any of its subsidiaries or any of their Affiliates:

(i)has taken any action in violation of any applicable anticorruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §78 dd-1 et seq.); or

(ii)has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or

(iii)indirectly, to any Public Official (as defined in Section 11.7(d) below), for the purposes of:

(1)influencing any act or decision of any Public Official in his official capacity;

(2)inducing such Public Official to do or omit to do any act in violation of his lawful duty;

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(3)securing any improper advantage; or

(4)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

(c)As of the Effective Date, none of the officers, directors (excluding the independent director whose identity has been disclosed to NVCR), employees of Zai or of any of its Affiliates, in each case that are employed or reside outside the United States, are themselves Public Officials.

(d)For purposes of this Section 11.7, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations.

11.8Compliance with Anti-Corruption and OFAC Laws. Zai, and all of its internal procedures where applicable, comply with all applicable Sanctions and requirements thereof, including through appropriate screening of all of its business partners, directors, officers and employees with respect to Sanctioned Countries and against Sanctions Lists, as well as Persons that are fifty percent (50%) or more owned or controlled by a Person targeted by Sanctions. During the five (5) years prior to the Effective Date, Zai has not been involved in any violation of Sanctions. Zai has not received any written notification from a Governmental Authority that it is in breach of Sanctions and, to Zai’s knowledge, (to the extent Zai actually knows or should reasonably have known), no action, suit or proceeding by or before any Governmental Authority involving Zai with respect to Sanctions is pending or threatened.

Article 12

INDEMNIFICATION

12.1By Zai. Zai shall indemnify and hold harmless NVCR, its Affiliates, and their respective directors, officers, employees and agents (individually and collectively, the “NVCR Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions or other proceedings by any Third Party, including by the NMPA or any other Regulatory Authority with jurisdiction in the Territory, (individually and collectively, “Claims”) to the extent arising from (a) Zai’s actions (or omissions) in the performance of its obligations with respect to Regulatory Submissions and interactions with Regulatory Authorities, in each case, as an agent of NVCR in the Territory, other Development and/or Commercialization activities, including the promotion, selling, storing, handling and/or distribution of a Licensed Product and product liability

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claims relating to the Licensed Product, by Zai or any of its Affiliates or Sublicensees, (b) the [***] of Zai or its Affiliates or sublicensees, or (c) Zai’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) through (c) above, except to the extent such Losses or Claims arise out of an NVCR Indemnitee’s negligence or willful misconduct, breach of this Agreement, or material failure to abide by any Applicable Laws.

12.2By NVCR. NVCR shall indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses incurred in connection with Claims against such Zai Indemnitee to the extent arising from (a) the Development, manufacture or Commercialization of the Licensed Products by or on behalf of NVCR or any of its Affiliates or sublicensees (not including Zai or its Affiliates or sublicensees), including product liability claims, in each case outside of the Territory, (b) the [***] of NVCR or its Affiliates hereunder, or (c) NVCR’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) through (c) above, except to the extent such Losses or Claims arise out of any of a Zai Indemnitee’s negligence or willful misconduct, breach of this Agreement or material failure to abide by any Applicable Laws.

12.3Indemnification Procedure. If either Party is seeking indemnification under Section 12.1 or 12.2, it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section(s) within [***] Business Days after receiving written notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Article 15, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying claim.

12.4Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH

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DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1, OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO CONFIDENTIALITY.

12.5Insurance. Zai shall procure and maintain insurance during the Term and continue to purchase and maintain for a period of five (5) years thereafter, including product liability insurance (and to the extent not included in such product liability insurance, Clinical Trials insurance), adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold in the Territory. Without limiting the foregoing, such insurance coverage shall include additional insured status for NVCR and be, for product liability, [***] per occurrence and to the extent not included in such product liability insurance, for Clinical Trials, a minimum of [***] per loss occurrence, and in no event less than [***] in the aggregate.  Such insurance shall not be construed to create a limit of Party’s liability with respect to its indemnification obligations under Section 12.1. Zai shall provide NVCR with evidence of such insurance, and copy(ies) of the additional insured endorsement, upon request and shall provide NVCR with written notice at least [***] days prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of Zai’s liability with respect to its indemnification obligations under this Article 12.

Article 13

INTELLECTUAL PROPERTY

13.1Inventions.

(a)Ownership. Zai agrees and acknowledges that it is unlikely that Zai would create or own any new intellectual property as a result of Zai’s Development or Commercialization activities in the Territory.  If any intellectual property is generated by or on behalf of Zai as a result of Zai’s Development or Commercialization activities in the Territory (the “New IP”), Zai agrees and hereby assigns all such New IP to NVCR and such New IP shall be solely owned by NVCR and shall be included in the NVCR IP and licensed to Zai in the Field in the Territory under Section 2.1.

(b)Disclosure. Zai shall promptly disclose to NVCR all Inventions within the New IP, including all invention disclosures or other similar documents submitted to Zai by its or its Affiliates’ employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from NVCR for additional information relating thereto.

(c)Assignment of New IP. Zai shall and hereby does assign to NVCR all right, title and interest in and to all New IP. Zai shall take (and cause its Affiliates, sublicensees and their employees, agents, and contractors to take) such further actions reasonably requested by NVCR to evidence such assignment and to assist NVCR in obtaining

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patent and other intellectual property rights protection for the New IP. Zai shall obligate its Affiliates, sublicensees and contractors to assign all New IP to Zai (or directly to NVCR) so that Zai can comply with its obligations under this Section 13.1, and Zai shall promptly obtain such assignment.

13.2Patent Prosecution.

(a)NVCR Patents.

(i)As between the Parties, NVCR shall have the right to control the Patent Prosecution of all NVCR Patents at NVCR’s expense.

(ii)NVCR shall consult with Zai and keep Zai reasonably informed of the Patent Prosecution of the NVCR Patents in the Territory and shall provide Zai with all material correspondence received from any patent authority in the Territory in connection therewith. In addition, NVCR shall provide Zai with drafts of all proposed material filings and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the NVCR Patents for Zai’s review and comment prior to the submission of such proposed filings and correspondence.  Further, NVCR shall notify Zai of any decision to cease Patent Prosecution or maintenance of any NVCR Patents in the Territory. NVCR will consider Zai’s comments on Patent Prosecution but will have final decision-making authority under this Section 13.2(a)(ii).

(b)Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 13.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

13.3Patent Enforcement.

(a)Notice. Each Party shall notify the other within [***] Business Days of becoming aware of any alleged or threatened infringement by a Third Party of any of the NVCR Patents in the Territory, and any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any NVCR Patents (collectively “Product Infringement”).

(b)Enforcement Rights. NVCR shall have the first right to bring and control any legal action to enforce NVCR Patents against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate, and NVCR shall consider in good faith the interests of Zai in such enforcement of the NVCR Patents. If NVCR or its designee fails to abate such Product Infringement in the Territory or to file an action to abate such Product Infringement in the Territory within [***] days after a written request from Zai to do so, or if NVCR discontinues the prosecution of any such action after filing without abating such infringement, then Zai shall have the right to enforce the NVCR Patents against such Product Infringement in the Territory at its own expense as it reasonably determines appropriate; provided that Zai shall not enter into any settlement admitting the

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invalidity of, or otherwise impairing, any NVCR Patent without the prior written consent of NVCR.

(c)Cooperation. At the request of the Party bringing an action related to Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action, at each such Party’s sole cost and expense.

13.4Infringement of Third Party Rights.

(a)Notice. If any Licensed Product used or sold by Zai, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent or other intellectual property rights in the Territory that are owned or controlled by such Third Party, Zai shall promptly notify NVCR within [***] days after receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing along with an English summary of such summons or complaint.  Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties shall assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

(b)Defense. In the event that a claim is brought against either Party alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale or importation of the Licensed Products in the Field and in the Territory, the Parties shall promptly meet to discuss the defense of such claim, and the Parties shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties.

13.5Product Trademarks. Subject to Section 8.4, the Parties agree to use the Optune Trademarks for marketing Licensed Products in the Territory and shall cooperate in good faith and jointly select other trademarks, logos, and trade names that conform with NVCR’s global branding strategies for marketing Licensed Products in the Territory (together with the Optune Trademarks, the “Product Marks”). Zai shall not use any other trademarks or house marks of NVCR (including NVCR’s corporate name) or any trademark confusingly similar thereto without NVCR’s prior written consent. NVCR shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary, at NVCR’s cost and expense; provided that NVCR shall grant Zai a royalty free exclusive license to use such Product Marks in connection with the sale, offer for sale and other Commercialization activities of the Licensed Products in the Territory during the Term, with the right to sublicense following the provisions of Section 2.2.  All goodwill and reputation generated by Zai’s use of the Product Marks shall inure to the exclusive benefit of NVCR. Zai shall not by any act or omission use

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the Product Marks in any manner that disparages or reflects adversely on NVCR or its products, technologies, business or reputation. Zai shall not take any action that would interfere with or prejudice NVCR’s ownership or registration of the Product Marks, the validity of the Product Marks. Zai further agrees to use the Product Marks in accordance with such brand usage guidelines and quality standards as may be reasonably established by NVCR and communicated to Zai from time to time in writing, or as may be agreed to by the Parties from time to time in writing. Zai shall submit to NVCR for approval, prior to their use, all product labels, product brochures, advertisements, and other materials and material changes thereto upon which Zai uses the Product Marks; provided that, (a) NVCR will approve or disapprove any such materials within [***] Business Days of Zai’s submission; provided that if NVCR fails to respond within such period of time, such materials will be deemed approved if they are consistent with NVCR’s brand usage guidelines; further provided NVCR shall use good faith to approve or disapprove such materials within a period of time specified by Zai if Zai requests NVCR to provide an expedited approval for certain materials, and (b) following NVCR’s approval in accordance with sub-clause (a), Zai will be free to use such materials without the necessity to obtain NVCR’s approval for any subsequent use as long as such materials are not substantially different from the materials approved by NVCR.

Article 14
TERMS AND TERMINATION

14.1Term.  This Agreement shall be effective as of the Effective Date, and shall continue, on a region-by-region and Licensed Product-by-Licensed Product basis, in effect until [***] (the “Term”). On a region-by-region basis, upon [***], the License in such region shall become fully paid-up, perpetual, irrevocable and exclusive.

14.2Termination

(a)Termination by Zai for Convenience. At any time, Zai may terminate this Agreement by providing written notice of termination to NVCR, which notice includes (i) an effective date of termination [***] months after the date of the notice if the First Commercial Sale of any Licensed Product has not occurred in the Field in the Territory as of the date of such notice, or (ii) an effective date of termination [***] months after the date of the notice if the First Commercial Sale of any Licensed Product in the Field in the Territory has occurred as of the date of such notice.

(b)Termination for Material Breach. If [***], then the non-breaching Party may deliver notice of such breach to the other Party stating the cause, and proposed remedy if any. For all such [***], the allegedly breaching Party shall have [***] from such notice to dispute or cure such breach, provided that if such breach is not reasonably capable of cure within such [***] period, but is capable of cure within [***] from such notice, the breaching Party may submit, within [***] of such notice, a reasonable cure plan to remedy such breach as soon as possible and in any event prior to the end of such [***] period, and, upon such submission, the [***] cure period shall be automatically extended for so long as the breaching Party continues to use diligent efforts to cure such breach in accordance with

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the cure plan, but for no more than [***] additional days. If [***], the matter shall be addressed under the dispute resolution provisions in Article 15, and the termination shall not become effective unless and until it has been determined under Article 15 that the allegedly breaching Party is in material breach of this Agreement and has failed to cure such breach within the time periods provided in this Section 14.2(b); provided that [***], if either Party disputes [***], the Parties agree to resolve the dispute as expeditiously as possible under Article 15, but in any event within [***] days after the occurrence of such dispute. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. A [***] shall be treated as a material breach of this Agreement and notwithstanding the foregoing provisions in this Section 14.2(b), [***] shall have [***] days to cure any breach [***]; provided that, if a government or regulatory action (or inaction) prevents [***] within such [***] day period, the Parties shall discuss in good faith to extend such [***] day period.

(c)Termination for Diligence Failure.  Notwithstanding any other provision in Section 14.2(b), Zai’s failure to perform its diligence obligations under Sections 5.1 or 8.1 shall be presumed to constitute a curable material breach of this Agreement, and if such material breach remains uncured or is determined to be uncurable, each, in accordance with Sections 14.2(b) and 14.2(c), NVCR may, at its sole discretion, terminate this Agreement immediately upon notice to Zai.  If Zai believes such material breach can be cured, and Zai provides to NVCR, within [***] days of NVCR’s notice to Zai, a statement of how such material breach can be cured, NVCR shall have [***] days from receipt of such statement to dispute such statement.  If the Parties cannot agree on whether such material breach can be cured, the matter shall be addressed under the dispute resolution provisions in Article 15, and the termination shall not become effective unless and until it has been determined under Article 15 that such material breach cannot be cured or, if it is determined that such material breach can be cured, Zai fails to cure such material breach within the time periods for cure as set forth in Section 14.2(b).  If it is determined or NVCR does not dispute that such material breach can be cured, Zai will have the right to cure such material breach within the time periods for the cure as set forth in Section 14.2(b).

(d)Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, NVCR may terminate this Agreement in its entirety, immediately if Zai or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Patents owned or Controlled by NVCR anywhere in the world.

(e)Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (a) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (b) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed

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within [***] of its filing, or (c) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

(f)Full Force and Effect During Notice Period. This Agreement shall remain in full force and effect until the expiration of the applicable termination notice period. For clarity, if any milestone event is achieved during the termination notice period, then the corresponding milestone payment is accrued and Zai shall remain responsible for the payment of such milestone payment even if the due date of such milestone payment may come after the effective date of the termination.

14.3Effect of Termination. Upon the termination (but not the expiration) of this Agreement:

(a)Licenses. The License and all other rights granted by NVCR to Zai under the NVCR IP and copyrights and trademarks owned or Controlled by NVCR shall terminate and all sublicenses granted by Zai shall also terminate.

(b)Regulatory Submissions. Upon NVCR’s written request, Zai shall provide NVCR with copies of all Regulatory Submissions for Licensed Products. To the extent Zai has obtained any ownership interest in a Regulatory Submission, and to the extent permissible under Applicable Law and commercially feasible, Zai shall assign to NVCR or shall provide NVCR with a right of reference with respect to such Regulatory Submissions, as NVCR determines at its reasonable discretion, at [***] cost and expense. In addition, upon NVCR’s written request, Zai shall, at [***] cost and expense, provide to NVCR copies of all material related documentation, including material non-clinical, preclinical and clinical data that are held by or reasonably available to Zai, its Affiliates or sublicensees. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange, provided that NVCR will assume all safety and safety database activities no later than [***] months after termination.

(c)Inventory. At NVCR’s election and request, Zai shall transfer to NVCR or its designee some or all inventory of Licensed Products (including all disposable (i.e., arrays), replacement components, Licensed Products retrieved after stoppage the like) then in the possession or control of Zai, its Affiliates or sublicensees.

(d)Wind Down and Transition. Zai shall be responsible, at [***] cost and expense, for the wind-down of Zai’s, its Affiliates’ and its sublicensees’ Development, manufacture and Commercialization activities for Licensed Products. Zai shall, and shall cause its Affiliates and sublicensees to, reasonably cooperate with NVCR to facilitate orderly transition of the Development, manufacture and Commercialization of Licensed Products to NVCR or its designee, including (i) using reasonable efforts to assign or amend as appropriate, upon request of NVCR, any agreements or arrangements with Third Party vendors (including distributors) to Develop, manufacture, promote, distribute, sell or otherwise Commercialize Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to NVCR, reasonably cooperating with NVCR to arrange to continue to provide such services for a reasonable time after termination; (ii) using

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reasonable efforts, to the extent it does not disrupt any of Zai’s other operations as determined in its sole discretion, to transfer employees and independent contractors of Zai or its Affiliates, or its or their contractors, who provide technical support, or similar support, to users of the Licensed Product to NVCR or its designee; and (iii) to the extent that Zai or its Affiliate is performing any activities described above in (i) and (ii), reasonably cooperating with NVCR to transfer such activities to NVCR or its designee and continuing to perform such activities on NVCR’s behalf for a reasonable time after termination until such transfer is completed.

(e)Ongoing Clinical Trial. If, at the time of such termination, Zai or its Affiliates are conducting any Clinical Trials, then, at NVCR’s election on a Clinical Trial-by-Clinical Trial basis: (i) to the extent permissible under Applicable Law and commercially feasible, Zai shall, and shall cause its Affiliates to, cooperate with NVCR to transfer the conduct of such Clinical Trial to NVCR or its designees and complete such transfer promptly and, in any case, within [***] months after the termination effective date, and NVCR shall assume any and all liability for the conduct of such transferred Clinical Trial after the effective date of such transfer (except to the extent arising prior to the transfer date or from any willful misconduct or negligent act or omission by Zai, its Affiliates or their respective employees, agents and contractors); and (ii) Zai shall, at [***] cost and expense, orderly wind-down the conduct of any such Clinical Trial that is not assumed by NVCR under clause (i) above.

(f)Return of Confidential Information. At NVCR’s election, Zai shall return (at NVCR’s expense) or destroy all tangible materials comprising, bearing or containing any Confidential Information of NVCR that are in Zai’s or its Affiliates’ or sublicensees’ possession or control and provide written certification of such destruction; provided that Zai may retain one copy of such Confidential Information for its legal archives solely to monitor compliance with its obligations herein, and provided further, that Zai shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

(g)NVCR’s Responsibilities.  Notwithstanding any provision to the contrary in this Section 14.3, if this Agreement is terminated by Zai under Section 14.2(b) or Section 14.2(e), NVCR shall be responsible for [***] and NVCR shall [***].

14.4Termination Press Releases. In the event of termination of this Agreement for any reason, and subject to the provisions of Section 10.3, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by Applicable Laws, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

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14.5Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Article 1 (as applicable), Article 10, Article 12, Article 15, and Article 16 (as applicable), and Sections 5.7 (if a termination, only with respect to NVCR’s use rights), 5.8 (with respect to responsibility for subcontractors), 9.7, 11.6, 13.1, 14.3, 14.4, 14.5, and 14.6 shall survive the expiration or termination of this Agreement.

14.6Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

Article 15

DISPUTE RESOLUTION

15.1General. The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this Article 15.

15.2Negotiation; Escalation. The Parties shall negotiate in good faith and use reasonable efforts to settle any Dispute under this Agreement. Any Dispute as to the breach, enforcement, interpretation or validity of this Agreement shall be referred to the Executive Officers for attempted resolution. In the event the Executive Officers are unable to resolve such Dispute within [***] days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 15.3.

15.3Arbitration.

(a)In the event of a Dispute that cannot be resolved between the Parties or the Executive Officers as set forth in Section 15.2, either Party shall be free to institute binding arbitration with respect to such Dispute in accordance with this Section 15.3 upon written notice to the other Party (an “Arbitration Notice”) and seek remedies as may be available. Any Dispute unresolved under this Section 15.3 shall be settled by binding arbitration administered by International Chamber of Commerce (or any successor entity thereto) and in accordance with its arbitration rules and procedures then in effect, as modified in this Section 15.3 (the “Rules”), except to the extent such rules are inconsistent with this Section 15.3, in which case this Section 15.3 shall control. The proceedings and decisions of the arbitration shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof.

(b)Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) arbitrators (the “Arbitrators”), with each arbitrator having not less than fifteen (15) years of experience in the medical device industry and subject matter expertise with respect to the matter subject to arbitration. Any Arbitrator chosen hereunder shall have educational training and industry

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experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular Dispute. Each Party shall promptly select one Arbitrator each, which selections shall in no event be made later than [***] days after receipt of the Arbitration Notice. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrators chosen by the Parties, but in no event later than [***] days after the date that the last of such Arbitrators was appointed.

(c)Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration shall be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

(d)The Arbitrators shall be required to render the decision in writing and to comply with, and the award shall be limited by, any express provisions of this Agreement relating to damages or the limitation thereof. No Arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a proposal, and such award is expressly prohibited.

(e)The Arbitrators’ decision and award shall be made within [***] of the filing of the arbitration demand, and the Arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the Arbitrators. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement. The Arbitrators shall, within [***] days after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded. The decision of the Arbitrators shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction.

(f)Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, (A) the Parties shall [***]; and (B) in the event that the subject of the Dispute relates to the exercise by a Party of a termination right hereunder, including in the case of a material breach of this Agreement, the effectiveness of such termination shall be stayed until the conclusion of the proceedings under this Section 15.3.

(g)All arbitration proceedings and decisions of the Arbitrators under this Section 15.3 shall be deemed Confidential Information of both Parties under Article 10. The arbitration proceedings shall take place in New York, New York, in the English language.

(h)Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights or trademark rights shall be submitted to a court of competent jurisdiction in the country in which such patent rights or trademark rights were granted or arose. Nothing in this Section 15.3 will preclude

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either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

Article 16

MISCELLANEOUS

16.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for a strike, lockout or labor disturbance with respect to the non-performing Party’s respective employees or agents), fire, floods, earthquakes or other acts of God, or any generally applicable action or inaction by any Governmental Authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business). The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations despite the ongoing circumstances.

16.2Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party, except in whole: (a) by Zai to an Affiliate of Zai; (b) by NVCR to an Affiliate of NVCR; or (c) by NVCR to a similarly situated Third Party in the Field only in connection with a sale of all or substantially all assets that are pertinent to the Licensed Product. Any attempted assignment not in accordance with this Section 16.2 shall be null and void and of no legal effect.  The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

16.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

16.4Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by electronic mail (provided that a read receipt is received and retained by sender and such notice by electronic mail is promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by

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nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to NVCR:

NovoCure Limited.

Second Floor

No.4 The Forum

Grenville Street

St. Helier

Jersey

JE2 4UF

with a copy to:

Novocure Inc.
20 Valley Stream Parkway, Suite 300
Malvern, PA 19355
Attn: General Counsel

and

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn: Wenseng Wendy Pan

E-mail address: wpan@sidley.com

and

Sidley Austin LLP

One South Dearborn

Chicago, IL  60603

Attn: Pran Jha

E-mail address: pjha@sidley.com

If to Zai:

Zai Lab (Shanghai) Co., Ltd.
4560 Jinke Rd, Bldg. 1, 4/F

Pudong, Shanghai, China, 201210
Attn: Jonathan Wang

Fax: +86 21 6163 2570

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with a copy to:

Ropes & Gray LLP

36F, Park Place

1601 Nanjing Road West

Shanghai 200040

Attn: Geoffrey Lin

E-mail address: Geoffrey.Lin@ropesgray.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by electronic mail on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

16.5Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations.

16.6Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties. The Parties agree that, effective as of the Effective Date, in the event of a conflict between this Agreement and that certain Mutual Non-Disclosure Agreement between Zai Lab (Hong Kong) Limited and NVCR dated as of May 15, 2018 (the “Confidentiality Agreement”), this Agreement shall govern, and that disclosures made to either Party, directly or indirectly, prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

16.7Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

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16.8Independent Contractors. It is expressly agreed that NVCR and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither NVCR nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

16.9Waiver. Any waiver of any provision of this Agreement shall be effective only if in writing and signed by NVCR and Zai. No waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

16.10Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.11Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.

16.12Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.13Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed pdf copies of counterpart execution pages of this Agreement and such pdf copies shall be legally effective to create a valid and binding agreement among the Parties.

{Signature Page Follows}

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In Witness Whereof, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

NovoCure Limited	Zai Lab (Shanghai) Co., Ltd.

By: /s/William F. DoyleBy: /s/Samantha Du

Name: William F. DoyleName: Samantha Du

Title: Executive ChairmanTitle: Chairman & CEO

List of Exhibits

Schedule 1.41:Optune Trademarks

Schedule 1.55:Specifications

Schedule 11:Disclosure Schedule

Exhibit A:NVCR Patents

Exhibit B:NMPA Submission Timeline

Exhibit C:Territory Development Plan

Exhibit D:Supply Agreement Term Sheet

Exhibit E: Commercialization Plan

Schedule 1.41

Optune Trademarks

[***]

Schedule 1.55

Specifications

[***]

Schedule 11

Disclosure Schedule

Exhibit A

NVCR Patents

Exhibit B

NMPA Submission Timeline

Exhibit C

Territory Development Plan

Exhibit D

Supply Agreement Term Sheet

Exhibit E

Commercialization Plan